UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2019

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 15, 2019, Scott A. Gieselman and David W. Hayes, each of whom serves as a partner with NGP Energy Capital Management, L.L.C. (“NGP”), informed Chesapeake Energy Corporation (the “Company”) that they have resigned from the Company’s Board of Directors. Messrs. Gieselman and Hayes served as NGP’s representatives on the Company’s Board of Directors. As disclosed in a Current Report on Form 8-K filed with the SEC on November 12, 2019, NGP, as manager of certain investment funds, made an in kind pro rata distribution of its shares of the Company’s common stock to the respective partners of these investment funds.

Mr. Gieselman has been a member of the Company’s Board of Directors since May 2019 and served as a member of its Finance and Nominating, Governance & Social Responsibility Committees. Mr. Hayes has been a member of the Company’s Board of Directors since February 2019 and served as a member of its Audit and Compensation Committees. The decisions of Messrs. Gieselman and Hayes to resign were not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President — General Counsel and Corporate Secretary
Date:  November 15, 2019